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               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549

                            FORM 8-K

                         CURRENT REPORT


          Pursuant  to  Section  13 or 15(d)  of  the  Securities
Exchange Act of 1934

Date of Report (Date of earliest         October 4, 1996
event reported)


               Harbourton Financial Services, L.P.
     (Exact name of registrant as specified in its charter)



      Delaware            1-9742              52-1573349
(State or other        (Commission   (IRS Employer Identification
jurisdiction of        File Number)              No.)
incorporation or
organization)



  2530 South Parker Road, Suite 500,             80014
           Aurora, Colorado
   (Address of principal executive             (Zip code)
               offices)



Registrant's telephone number,               (303) 745-3661
including area code:
Item 5.   Other Events

On October 4, 1996, Harbourton Financial Services L.P. (the "Partnership") executed a Purchase and Sale Agreement with Source One Mortgage Services Corporation, an unrelated third-party, for the sale of the Partnership's servicing rights related to high coupon GNMA loans with unpaid principal balances totaling approximately $2.8 billion. Source One Mortgage Corporation is a Delaware corporation located in Farmington Hills, Michigan. The sale of the servicing rights will be recognized by the Partnership during the three months ended December 31, 1996. The Partnership anticipates the transfer of its servicing responsibilities will occur on or about November 1, 1996.

The Partnership expects to receive net proceeds, after transaction and transfer costs, of approximately $47 million from this sale. Such proceeds will be used to reduce the Partnership's term debt. The consideration to be received was based on the estimated fair value of the servicing rights determined during August 1996.

The effect of this sale will decrease both revenues and expenses associated with the Partnership's GNMA servicing. Specifically, loan servicing fees and ancillary income (e.g., late fees) will be reduced. In addition, the benefit derived from the portfolio's custodial balances will be reduced. This reduction in revenues will be offset by a reduction in servicing costs, prepayment costs and interest curtailments, provision for foreclosure costs and amortization of mortgage servicing rights. Further, interest expense on related term debt will be reduced. At September 30, 1996, the portfolio sold consisted approximately of the following key characteristics:

Unpaid Principal Balance       $2,800,000,000

Number of Loans                        55,000

Weighted Average Net Servicing Fee Rate
(as a percent of the unpaid principal balance) .45%

Total Custodial Balances          $34,000,000


In addition, the Partnership's historical average servicing cost per loan and average ancillary income per loan approximated
$90.00 and $70.00, respectively.

Item 7.   Financial Statements and Exhibits

(a)   Financial Statements - not applicable

(b)   Exhibit

      1)   Agreement for Purchase, dated October 4, 1996


                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


            HARBOURTON FINANCIAL SERVICES L.P.

                             By:  Harbourton Mortgage Corporation, its
                             General Partner

Date:  October 21, 1996      By:     s/ Jack W. Schakett
                             Jack W. Schakett
                             Chief Executive Officer


                     AGREEMENT FOR PURCHASE


        AGREEMENT,  dated as of the 30th day of  September,  1996

between  SOURCE  ONE  MORTGAGE SERVICES CORPORATION,  a  Delaware

corporation  ("Purchaser"),  whose address  is  27555  Farmington

Road,  Farmington Hills, Michigan  48334 and HARBOURTON  MORTGAGE

CO.,  L.P.,  a  Delaware  limited partnership  ("Seller"),  whose address  is  2530 South Parker Road, 5th Floor, Aurora,  Colorado

80014.

                           WITNESSETH:

        WHEREAS,  Seller,  pursuant to  the  Government  National

Mortgage   Association  ("GNMA")  Servicing  Agreement,  services

approximately 59,195 residential first mortgages as described  on

Appendix  I  hereto  (the  "Mortgages") which  Mortgages  had  an aggregate  outstanding balance at June 30, 1996 of  approximately

$3,062,441,107 (see attached copy of the bid letter dated  August

23, 1996 designated Appendix II incorporated herein which further describes the servicing portfolio); and

        WHEREAS,  Seller  is willing to transfer  and  assign  to

Purchaser  the  servicing  of such Mortgages  on  the  terms  and subject to the conditions of this Agreement for Purchase; and

       WHEREAS, Purchaser desires to acquire all right, title and interest  in and to such servicing upon the terms and subject  to the conditions of this Agreement for Purchase;

        NOW,  THEREFORE, in consideration of the mutual covenants

made herein, the parties hereto agree as follows:

1.  SALE OF SERVICING AND RELATED ITEMS

       1.1  Items to be Sold.

            (a)  Subject to, and upon the terms and conditions of

       this  Agreement for Purchase, Seller shall, on and  as  of

       September 30, 1996 (the "Sale Date"), transfer, assign and deliver  to  Purchaser all of Seller's  right,  title  and interest  in  and  to (i) the servicing of  the  Mortgages

       ("Servicing"), (ii) mortgage escrow accounts with  respect to  the Mortgages maintained by or on behalf of Seller  in accordance  with the GNMA Servicing Agreement (hereinafter

       "Related Escrow  Accounts"); and (iii) amounts due  Seller from  mortgagors under the Mortgages by virtue of advances made by Seller with respect to the Mortgages in accordance

       with  the  GNMA  Servicing  Agreement  including  P  &   I

       Advances,  T & I Advances and other servicing advances  as may be mutually agreed upon (all of said amounts described in  this  clause  (iii)  are hereinafter  referred  to  as

       "Accounts  Receivable").  Subject to, and upon  the  terms and  conditions  of  this Agreement for  Purchase,  Seller shall,  as of the effective date of GNMA's consent to  the transfer  from  Seller to Purchaser of the Servicing  with respect  to any Mortgage (each such date, a "GNMA Transfer

       Date"), transfer, assign and deliver to Purchaser  all  of

       Seller's  legal right, title and interest in  and  to  the

       Servicing relating to such Mortgage.  Subject to, and upon the  terms  and conditions of this Agreement for Purchase,

       as  of  the commencement of business on November  2,  1996

       (the  "Transfer  Date"),  Seller shall  commence  physical servicing  (or  subservicing in  accordance  with  Section

       10.20) of the Mortgages.

             (b)   Notwithstanding the foregoing, on the Transfer

       Date,  Purchaser  shall neither pay  for  nor  accept  the

       Servicing on any of the following Mortgages:  (i) ortgages which  are In Foreclosure or In Bankruptcy (see definition below) and are three (3) or more payments past due  as  of the Cutoff Date for Transfer (as used in this Agreement, a

       Mortgage  is considered to be three (3) payments past  due when  the  payment  due for a given  month  has  not  been received  on or before the close of business on  the  last business  day  of the month that is two months  after  the month  when  such payment was due, crediting all  payments received  in  order  to  the  oldest  unpaid  installment;

       similar  conventions apply whenever this Agreement  refers to  a  loan that is one (1) or two (2) payments past due);

       or  (ii)  Mortgages which are, as of the Cutoff  Date  for

       Transfer, the subject of non-bankruptcy or non-foreclosure litigation  (see definition below) described  as  excluded

       Mortgages in Schedule I attached; or (iii) Mortgages which are  in pools that are not final certified as of the  Sale

       Date.   The  foregoing Mortgages (items (i) through  (iii)

       above)   are   collectively  referred  to   as   "Excluded

       Mortgages".   In  addition,  unless  Seller   shall   have

       received   from   GNMA  a  waiver   of   the   GNMA   pool

       recertification  fee  with respect to  GNMA  pools  having three  (3) or fewer Mortgages, Seller shall have the right to  exclude  from the Mortgages transferred  to  Purchaser hereunder all Mortgages included in such pools,  in  which case  all  such loans shall also be "Excluded  Mortgages."

       Upon  final determination that any Mortgage is an Excluded

       Mortgage or will otherwise not be transferred to Purchaser under this Agreement (including, without limitation, under the provisions of Section 2.1(c)(i)), Purchaser shall take such  action  and  execute such documents  as  Seller  may reasonably request to retransfer to Seller all  rights  in

       such   Mortgages   (including  the   beneficial   interest

       therein),  and  the related Servicing, documents,  Related

       Escrow Accounts and Accounts Receivable.

       "In  Foreclosure":  Describes a Mortgage with  respect  to which,  as of the Sale Date, foreclosure proceedings  have been  referred  to  an  attorney under  Seller's  standard procedures  or applicable GNMA requirements or  have  been instituted  and are pending or have been completed,  or  a deed  in  lieu  of  foreclosure has been  accepted  or  is pending.  For purposes of this Agreement, a Mortgage  will be  deemed  to  be  In Foreclosure when the  first  action required  by  state  law or the insurer  to  be  taken  to commence proceedings In Foreclosure, or a sale under power of  sale,  or other acquisition of title to the  Mortgaged

       Property  based upon a default by the Mortgagor under  the

       Mortgage  Note  or Mortgage, under the law  of  the  State wherein the Mortgage is to be enforced, has been taken.

       "In  Bankruptcy":  Describes a Mortgage  with  respect  to which, as of the Sale Date, the Mortgagor has (i) made  an assignment  for the benefit of creditors or petitioned  or

       applied  to  any  tribunal  for  the  appointment   of   a

       custodian,  receiver  or  trustee  for  him   or   for   a

       substantial  part  of his assets, (ii) has  commenced  any

       proceeding    under   any   bankruptcy,    reorganization,

       readjustment of debt, dissolution, or liquidation  law  or statute  of any jurisdiction, whether now or hereafter  in

       effect;   or   (iii)  has  pending  any   such   petition,

       application or proceeding.

       "Non-Foreclosure"    or    "Non-Bankruptcy    Litigation":

       Describes a Mortgage that, as of the Sale Date,  has  been referred  to  an  attorney for collection (other  than  by foreclosure  proceeding), or with  respect  to  which  any action,  suit  or proceeding (other than a  bankruptcy  or similar proceeding) before a court, governmental agency or arbitrator has been instituted and is pending or has  been settled or otherwise finalized in a manner materially  and adversely affecting the mortgagor's obligations or ability to  make  all  payments to be made under the  Mortgage  in accordance  with the terms thereof, or the  enforceability or  priority  of  the Mortgage granted  in  the  mortgaged property and any other property serving as collateral  for the  Mortgage.  All Mortgages that, as of the  Sale  Date,

       are  the  subject  of  Non-Foreclosure  or  Non-Bankruptcy

       Litigation are listed on Schedule I hereto.

        1.2   Evidence of Sale.  No later than the Transfer  Date

(with  respect to Mortgages and pools that have been  recertified and  are eligible for GNMA transfer on that date), and from  time

to   time  thereafter  as  additional  Mortgages  and  pools  are recertified  and  become eligible for GNMA transfer,  Seller  and

Purchaser  shall  execute and deliver assignment  agreements  and other  documents required by GNMA which agreements and  documents shall  be reasonably satisfactory in form and substance to Seller

and   Purchaser,  and  shall  execute  and  deliver  such   other

instruments   or  documents  as  the  parties  shall   reasonably

determine are necessary to evidence the transaction contemplated.

In  the  event  of  any  conflict or inconsistency  between  this

Agreement  for Purchase and the agreements or documents  required by GNMA, the agreements or documents so required by GNMA shall be controlling.

2.  CONSIDERATION

        2.1   Purchase Price.  In full consideration for the sale

of  the  Servicing and related items as specified in Section  1.1 hereof,  and upon the terms and conditions of this Agreement  for

Purchase,  Purchaser  shall  pay to Seller  (in  accordance  with

Section 2.3), a Servicing Purchase Price in the total sum of  the following:

             (a)   an  amount  equal to 1.80%  of  the  aggregate

       outstanding principal balance of the Mortgages as  of  the

       Sale    Date    other   than   (i)   Excluded   Mortgages;

       (ii)  mortgages with respect to which the monthly mortgage

       payment   is   three  (3)  or  more  payments   past   due

       ("Delinquent  Loans");  (iii)  Mortgages  which   are   In

       Bankruptcy  and are one (1) or more payments past  due  (a

       Mortgage will be deemed one or more payments past  due  as of  the Sale Date if the payment that was due on September

       1,  1996  has  not  been made as of the Sale  Date);  (iv)

       Mortgages  listed on Schedule 2.1(a) that  have  a  payoff request  pending on the Sale Date and which Mortgage  pays off  on or before November 30, 1996 (a "Payoff Mortgage"),

       and  (v)  any Mortgage described as a Texas Veterans  Land

       Board "piggyback" loan.  The amount determined in this sub paragraph  2.1(a)  hereof shall  be  referred  to  as  the

       "Servicing Purchase Price" plus;

            (b)  an amount equal to one hundred percent (100%) of

       the  face  amount of the aggregate balance of the Accounts

       Receivable   (the  "Accounts  Receivable   Price").    The

       Accounts  Receivable Price will be calculated  as  of  the

       Cutoff Date for Transfer.

             (c)  In addition, the Servicing Purchase Price shall

       be  adjusted  as follows:  (i) As of the Cutoff  Date  for

       Transfer,  Seller  may choose not to  transfer  the  pools

       containing  the  loans  with  non-foreclosure   and   non-

       bankruptcy   litigation,   or   substitute   other   pools

       (acceptable  to  Purchaser) with  similar  characteristics that  do  not contain loans with non-foreclosure and  non-

       bankruptcy litigation (except such loans as set  forth  in

       Schedule  I), provided that the principal balance  of  the removed pools shall not be in excess of $10 million;  (ii)

       Of  the remaining loans which are Delinquent Loans  as  of the Cutoff Date for Transfer, or In Bankruptcy and are one

       (1)  or  more payments past due as of the Cutoff Date  for

       Transfer,  which have not been voluntarily removed  and/or required  to  be  removed from the sale  under  any  other provision of this Agreement, Seller shall pay Purchaser  a

       $1,500 administrative fee for each such loan.

             (d)  Any loan which is subsequently repurchased  and

       removed  from  the sale under the terms of Section  1.1(b)

       and/or  Section 2.1(c)(i) above, at or prior to the Cutoff

       Date  for Transfer, and had been included in the Servicing

       Purchase Price calculation made on the Sale Date, shall be repurchased at a price equal to that which was paid by the

       Purchaser  with  respect to such loan  on  the  Sale  Date

       (i.e.,  20% of the Servicing Purchase Price thereof)  plus interest on such amount at the floating rate equal to  the

       Fed Funds rate for the appropriate period.

        2.2   Determination of Servicing Purchase Price.   Within

five  (5) business days after the Sale Date, Seller shall provide a  report (the "Downpayment Report") of the aggregate outstanding principal balance of all Mortgages as of the Sale Date (excluding any  Mortgages  that Purchaser is not required to pay  for  under this Agreement), which report shall be utilized by Purchaser  and

Seller to determine the Servicing Purchase Price and as the basis for  determining  the  twenty  percent  (20%)  of  the  Servicing

Purchase  Price to be paid by Purchaser to Seller  on  the  third business day following the Purchaser's receipt of the Downpayment

Report  and  the  applicable certified schedules referred  to  in

Section  9.2 below.  The Servicing Purchase Price shall be  based upon  the  principal balance as of the Sale Date,  but  shall  be reduced  for the Excluded Mortgages on the Sale Date and  further reduced  for any additional Excluded Mortgages as of  the  Cutoff

Date  for Transfer and increased for any loans that were reported as  Excluded  Mortgages as of the Sale Date but are not  Excluded

Mortgages as of the Cutoff Date for Transfer, all as provided for in  this  Agreement.  All information necessary to determine  the adjustments to the Servicing Purchase Price required  under  this

Agreement shall be sent to the Purchaser within five (5) Business

Days  after  the Cutoff Date for Transfer (all such  information,

the "Cutoff Date Report").

        2.3   Payment  of Servicing Purchase Price by  Purchaser.

The  Servicing  Purchase  Price shall be  paid  by  Purchaser  to

Seller, by wire transfer, of immediately available funds  to  the account  designated by Seller in Section 10.21 of this  Agreement as follows:

            (a)  A cash downpayment equal to twenty percent (20%)

       of  the estimated Servicing Purchase Price, together  with interest thereon at the Fed Funds Rate from the Sale  Date to the date of payment, shall be paid to the Seller on the third  business day following the Purchaser's  receipt  of the  Downpayment Report required in Section 2.2 above  and the  applicable certified schedules referred to in Section

       9.2 below.

       On   or  before  the  third  business  day  following  the

       Purchaser's receipt of the Cutoff Date Report required  in

       Section  2.2  above,  the applicable  certified  schedules referred  to in Section 9.2 below and the servicing  files

       and   other  documents  described  in  Section  9.6   (the

       "Transfer  Payment Date"), Purchaser shall pay  to  Seller

       (i)  with  respect to all Mortgages that are eligible  for

       GNMA  transfer  (i.e.  recertification  into  Seller   has

       occurred and the GNMA assignment agreement and other  GNMA transfer  documents contemplated by Section 1.2 have  been approved by GNMA) as of such date, the balance (i.e.  80%)

       of   the   Servicing  Purchase  Price  relating  to   such

       Mortgages,  together with interest thereon accruing  at  a floating  rate equal to the Fed Funds rate from  the  Sale

       Date  until the date such payment is made, less a document delivery holdback (the "Document Delivery Holdback") in an amount  equal  to  $2,000,000, less a declining  indemnity holdback  (the  "Indemnity Holdback")  in  the  amount  of

       $600,000,  and (ii) with respect to the remainder  of  the

       Mortgages, 15% of the Servicing Purchase Price relating to such Mortgages, together with interest thereon accruing at a  floating rate equal to the Fed Funds rate from the Sale

       Date  until  the date such payment is made.   As  to  such

       Mortgages that are not eligible for GNMA transfer  on  the

       Cutoff  Date  for  Transfer,  the  remaining  65%  of  the

       Servicing Purchase Price relating to such loans  shall  be paid  by  Purchaser  to  Seller,  together  with  interest thereon accruing at a floating rate equal to the Fed Funds rate  from  the  Sale Date until the date of  payment,  as recertification into Seller occurs and the GNMA assignment agreement  and other GNMA transfer documents  contemplated by  Section 1.2 have been approved by GNMA with respect to such Mortgages.

       Notwithstanding  the preceding paragraph, Purchaser  shall not  be  required to make payment of the  portion  of  the

       Servicing Purchase Price due on the Transfer Payment  Date

       until one business day after the servicing files and other items  referred to in Section 9.6 have physically  arrived at  Purchaser's offices accompanied by shipping  manifests listing servicing files for each of the Mortgages

       In  addition  to  the  holdbacks referred  to  above,  the

       Purchaser will be entitled to retain a holdback  from  the portion  of  the  purchase  price  payable  following  the

       Transfer  Date  for  any  loans for  which  the  Purchaser notifies the Seller at least three (3) business days after the  Cutoff Date for Transfer that the representation  set forth in the last sentence of Section 5.12 is untrue  (the

       "Nonamortization Holdback"), and which is not cured on  or before the Transfer Date.  The amount of the holdback  for any  nonamortizing  loan  will  be  equal  to  the  amount necessary  to  cause  such loan to fully  amortize  on  or

       before   its  scheduled  maturity  date.   Upon   Seller's

       delivery  of evidence reasonably satisfactory to Purchaser that  it has cured any nonamortizing loan (by funding  the appropriate  deficiency amount), Purchaser  shall  release the  related  holdback  amount to  Seller,  together  with interest thereon at a floating rate equal to the Fed Funds rate from the Sale Date to the date of payment.

            (b)  The Document Delivery Holdback shall be remitted

       to  Seller,  together with interest thereon at a  floating rate  equal  to the Fed Funds Rate from the Sale  Date  to each  date of payment described below, in accordance  with this Agreement as follows:

                                         (i)   $1,100,000 of  the

            Document Delivery Holdback (the "Assignment Reserve")

            shall   be   released  to  the  Seller   in   monthly

            installments  equal  to  (i) $10  for  each  mortgage

            assignment that has been duly completed and sent  for

            recording  in  the  prior month  in  accordance  with

            Section   9.8.3  and  (ii)  $10  for  each   recorded

            assignment  that has been delivered to  Purchaser  in

            the  prior  month in accordance with  Section  9.8.3;

            provided,  that the total amount released under  this

            paragraph shall not exceed $1,100,000 and any portion

            of  the  Document Delivery Holdback may  be  used  to

            compensate  Purchaser for any losses  resulting  from

            the  Seller's failure to deliver assignments.  Within

            five  (5) business days after the end of each  month,

            Seller  shall  provide Purchaser  with  an  officer's

            certificate certifying as to the mortgage  that  have

            been sent for recording in the prior month and as  to

            each  recorded  mortgage that has been  delivered  to

            Purchaser   in   the   prior  month.    Within   five

            (5) business days of receipt of Seller's certificate,

            Purchaser shall release the appropriate amount of the

            Assignment Reserve to Seller, together with  interest

            on the amount so paid at a floating rate equal to the

            Fed  Funds  Rate from the Sale Date to each  date  of

            payment.

                                         (ii)   $850,000  of  the

            Document  Delivery Holdback (the "Exception Reserve")

            shall  be  released to Seller as set  forth  in  this

            paragraph  in monthly installments as custodial  file

            exceptions are cleared.  Within 90 days after  Seller

            provides  written notice to Purchaser  that  Seller's

            personnel  no  longer require access  to  Purchaser's

            custodian's premises and within 90 days of each  GNMA

            Transfer Date thereafter, Purchaser shall deliver  to

            Seller  a  complete custodial file  exception  report

            prepared  by Purchaser's document custodian  for  all

            Mortgages  transferred on the related  GNMA  Transfer

            Date.    From  the  time  of  receipt  of  the  first

            exception  report  until  receipt  of  the  exception

            report  relating  to  the final GNMA  Transfer  Date,

            Purchaser  shall  release  to  Seller  $20  for  each

            exception that is cleared by Seller.  Within ten (10)

            business  days after receipt of the exception  report

            relating to the final GNMA Transfer Date, the parties

            shall   calculate  the  total  remaining  number   of

            uncleared exceptions listed on all exception  reports

            and   shall  divide  the  remaining  amount  of   the

            Exception   Reserve  by  the  aggregate   number   of

            remaining  uncleared  exceptions.   The  quotient  so

            obtained  shall be the "Exception Clearance  Amount."

            From  and after the date that the Exception Clearance

            Amount  is  determined, Purchaser  shall  release  to

            Seller  the  Exception  Clearance  Amount  for   each

            exception that is cleared by Seller.  Within five (5)

            business  days  after the end of each  month,  Seller

            shall provide Purchaser with an officer's certificate

            (which  may be combined with the certificate provided

            under   paragraph   (i)  above),   countersigned   or

            otherwise   approved   in  writing   by   Purchaser's

            custodian,  certifying as to the number of exceptions

            that  have  been cleared in the prior month.   Within

            five   (5)  business  days  of  receipt  of  Seller's

            certificate, Purchaser shall release the  appropriate

            amount  of the Exception Reserve to Seller,  together

            with  interest  on the amount so paid at  a  floating

            rate  equal to the Fed Funds Rate from the Sale  Date

            to each date of payment.

                                          (iii)    The  remaining

            $50,000  of  the Document Delivery Holdback  together

            with  any remaining amount in the Assignment  Reserve

            (the  "Final  Reserve")  shall  be  released  to  the

            Seller,  together with interest at  a  floating  rate

            equal to the Fed Funds Rate from the Sale Date to the

            date  of  payment,  upon  Purchaser's  clearance   of

            substantially all of the custodial file exceptions.

                                          (iv)    The   Indemnity

            Holdback   will  be  released  pursuant  to   Section

            10.3(e).

             (c)  The Accounts Receivable Price shall be paid  as

       set  forth  in  this  Section  2.3(c).   Seller  shall  be

       entitled  to the Accounts Receivable Price by (i)  netting the  Escrow  Advances  from the  Related  Escrow  Accounts remitted to Purchaser in accordance with Sections 9.5  and

       9.7   of  this  Agreement  and  (ii)  recovering  any  P&I

       Advances, together with interest thereon at the Fed  Funds rate  from  the  Cutoff Date for Transfer to  the  payment date,  by  Purchaser making payment of  such  advances  to

       Seller  on  the  business day prior to  the  related  GNMA remittance date.

             (d)   Any material failure of the Seller to  satisfy

       its obligations under the terms of this Agreement prior to the  Transfer Date, which failure continues unremedied for a  period of five business days after Seller's receipt  of notice  of  such  failure  from Purchaser,  shall  entitle

       Purchaser  to  terminate this Agreement  and  receive  the entire twenty percent (20%) cash Downpayment with interest at  the floating rate equal to the Fed Funds rate from the date  Purchaser paid the cash down payment until the  date that  the  cash down payment is returned to  Purchaser  no later  than two (2) days of Purchaser's written notice  of

       termination.   Upon any such termination, Purchaser  shall

       pay  to  Seller  the  amount of any servicing  income  and ancillary  income  received, net of any subservicing  fees paid, in respect of the Servicing from the Sale Date  with interest  at the Fed Funds rate and Purchaser  shall  take such  action  and  execute such documents  as  Seller  may reasonably request to retransfer to Seller all  rights  in the Mortgages (including the beneficial interest therein),

       and  the  related  Servicing,  documents,  Related  Escrow

       Accounts  and  Accounts  Receivable  and  thereafter   the

       parties shall have no further liability to the other.

             (e)   If Seller has made any servicing advances with

       respect to the Mortgages that are not included within  the

       Accounts  Receivable (i.e., any advances that the  parties did  not  mutually agree upon in accordance  with  Section

       1.1(a)(iii))  (the "Excluded Advances"),  Purchaser  shall promptly  remit to Seller any funds received by  Purchaser after  the  Sale Date in respect of the Excluded Advances,

       whether such funds are received from the related mortgagor or from FHA/VA claim proceeds.  To the extent permitted by applicable  insurer regulations, Purchaser  shall  include such advances in any claim submissions made to the FHA  or

       VA  in  respect of any Mortgage for which Seller has  made

       Excluded Advances.

       2.4  Undertakings by Purchaser.

             (a)  Purchaser covenants and agrees, upon acceptance

       of  the  assignment of the Servicing on the Transfer  Date and  the  Related Escrow Accounts on the Transfer  Payment

       Date, to pay, perform and discharge all of the obligations of  Servicer relating to the Servicing and Related  Escrow

       Accounts assigned to and accepted by Purchaser which arise from and after the Sale Date.  Purchaser further agrees to

       accept  and  assume  such  obligations  relating  to   the

       Servicing and Mortgages as shall be required by  GNMA,  as applicable and as provided in the agreements and documents executed by the parties pursuant to Section 1.2.

             (b)   Notwithstanding  the  foregoing,  the  parties

       mutually  acknowledge  that it will be  impracticable  for

       Purchaser  to immediately assume and perform the Servicing and  other  obligations as of the Sale  Date  and  that  a reasonable period of time will be required for  Seller  to directly perform such Servicing. Accordingly, on or before the  Sale  Date,  Purchaser and Seller  shall  execute  an

       Interim  Servicing  Agreement  satisfactory  in  form  and substance  to the parties, by which Seller will  agree  to act as independent contractor for Purchaser in respect  to the Mortgages, in accordance with the terms and conditions of such Interim Servicing Agreement.

       2.5  Obligations of Seller.

             (a)  Seller covenants and agrees to pay, perform  or

       discharge  all  of  its liabilities and obligations  which arose before the Sale Date relating to the Servicing,  the

       Related  Escrow Accounts and the Mortgages, to the  extent the same are unpaid or unfulfilled on the Sale Date.

             (b)   Except  as otherwise provided in  the  Interim

       Servicing Agreement to be entered into pursuant to Section

       2.4(b), all monies received by Seller after the Sale  Date relating  to  the  Mortgages and the  Accounts  Receivable shall be administered and remitted in accordance with  the terms  of  the  GNMA  Guides  and  the  Interim  Servicing

       Agreement  and  all  servicing fees and  ancillary  income accruing after the Sale Date with respect to the Servicing shall inure to the benefit of Purchaser.

            (c)  Seller represents and warrants to Purchaser that

       all  of its obligations with respect to the Servicing  and

       Related  Escrow  Accounts have been  performed,  paid  and discharged  to the extent that the same are to  have  been performed or paid prior to the Sale Date and Seller agrees that Purchaser shall not be responsible for the actions or omissions  of Seller prior to the Sale Date  nor  for  any other  obligations  or liabilities of  Seller  whatsoever,

       whether  or  not  related  to  the  Servicing,  except  as provided  for  in  this Agreement and the  GNMA  Servicing

       Agreement.

             (d)  Seller shall prepare, execute and record at its

       expense  all necessary assignments to assign the Mortgages to  Purchaser,  as  outlined in the Transfer  Instructions

       (Appendix  III).   At  Purchaser's request,  Seller  shall

       prepare  on  Purchaser's behalf and deliver to Purchaser's document  custodian  assignments  of  the  Mortgages  from

       Purchaser  to GNMA.  Purchaser shall pay Seller $1.00  for the  satisfactory preparation and delivery  of  each  such

       assignment.   Such fee shall be paid to Seller  within  30

       days  of receipt of the subject assignments and an invoice from  Seller therefor and Purchaser's verification  (which shall  be completed promptly) of satisfactory preparation.

       An  assignment shall be deemed to have been satisfactorily

       prepared  if  it  is  prepared  in  recordable   form   in

       compliance   with   applicable   state   law   and    GNMA

       requirements.

            (e)  All invoices (including, without limitation, tax

       and insurance invoices) pertaining to the servicing of the

       Mortgages and which are due prior to the Transfer Date  or within  30 days after the Cutoff Date for Transfer,  shall be  paid  by  Seller before the Cutoff Date for  Transfer;

       provided,  that  Seller  shall not  be  required  to  make payment  of  (i) any tax invoice that was  issued  by  the applicable  governmental authority later  than  seven  (7)

       business  days  prior to the Cutoff Date for  Transfer  or

       (ii)  any  insurance  invoice that  was  not  in  Seller's possession as of the Cutoff Date for Transfer.  All  other invoices, transmittal lists or any other information  used to  pay  such invoices which are received after the Cutoff

       Date  for  Transfer  shall  be  forwarded  by  Seller   to

       Purchaser  in  accordance with the Transfer  Instructions.

       All  penalties  and  interest  due  with  respect  to  any

       Mortgage  resulting from Seller's failure to pay  invoices it  was  required to pay under the first sentence of  this paragraph,  or  where  Seller failed  to  forward  invoice

       information   to  Purchaser  pursuant  to   the   Transfer

       Instructions, shall be borne by Seller.

3.  Closing

        Subject  to  the terms and conditions set forth  in  this

Agreement  for  Purchase  and applicable GNMA  requirements,  the

assignment   of  the  Servicing  and  other  assets   or   rights

transferred  hereunder will occur as of the close of business  on the  Sale  Date,  upon satisfaction of the requirements  of  this

Agreement  for Purchase unless both parties agree in  writing  to extend  the  Sale Date.  With respect to the pools  described  in

Section  5.15, legal title to the Servicing shall be  transferred on  the respective GNMA Transfer Dates in accordance with Section

4.   The  Cutoff Date for Transfer shall be the date the  Interim

Servicing  Agreement expires, which is the close of  business  on

November 1, 1996.  The Transfer Date shall be the commencement of business  on  November 2, 1996.  Within five  (5)  business  days after  the  Cutoff  Date for Transfer, Seller  shall  deliver  to

Purchaser the complete servicing files and all other documents in accordance with Section 9.6 and the Transfer Instructions.

4.  GNMA APPROVAL

        The  assignment  of  Servicing under this  Agreement  for

Purchase is subject to the consent of GNMA.  The parties agree to use  their best efforts to obtain GNMA's consent to the  transfer of  each  of the pools to be transferred hereunder.  The  parties shall  notify GNMA that Purchaser will subservice from and  after the  Transfer  Date  those pools described in  Section  5.15  and listed on Schedule 5.15 for which GNMA's consent to transfer  has not been obtained.

If,  as  of  August 31, 1997, any pools have not been recertified into  Seller or are otherwise not yet eligible for GNMA transfer,

at  Purchaser's  election to be exercised by  written  notice  to

Seller  within  30  days  after August  31,  1997,  Seller  shall repurchase,  and  Purchaser shall reconvey,  the  Servicing,  the

Related  Escrow Accounts and Accounts Receivable related  to  all

Mortgages  in  pools that are not eligible for  transfer  or,  at

Seller's  option  (if  permitted by  GNMA),  the  Mortgages,  the

Servicing,   Related  Escrow  Accounts  and  Accounts  Receivable

relating   only   to  the  Mortgages  that  are  preventing   the

recertification  of the affected pools.  The purchase  price  for any  Servicing repurchased from Purchaser hereunder  shall  equal the Repurchase Price (as defined below), and shall be paid within fifteen  (15)  days following receipt from Purchaser  of  written demand  therefor.  Immediately upon completion of the  repurchase of such Servicing by Seller, Purchaser shall assign to Seller all of  its  rights, title and interest in and to such Mortgages  and

Servicing  and  shall  forward to Seller the  applicable  Related

Escrow  Accounts,  Custodian Files,  Servicing  Files  and  other

documents  relating to such repurchased Servicing.   As  used  in

this  Agreement, "Repurchase Price" means, with  respect  to  any

Mortgage,  the  product of the unpaid principal  balance  of  the

Mortgage  as of the date of repurchase times 1.80% (but  only  if the  Servicing Purchase Price was paid in respect of the  related

Mortgage) plus the related Accounts Receivable.

5.  WARRANTIES AND REPRESENTATIONS OF SELLER

       Seller warrants and represents to Purchaser as follows:

       5.1  Organization, Good Standing, Power, Etc.  Seller is a

limited partnership duly organized, validly existing and in  good standing under the laws of the State of Delaware.

        5.2   Authority and Capacity.  Seller has  all  requisite

partnership  power,  authority and capacity to  enter  into  this

Agreement for Purchase and to perform the obligations required of it  hereunder, in particular the partnership power and  authority to  transfer  all  right, title and interest  in  the  Servicing,

Mortgages,  Related  Escrow  Accounts  and  Accounts  Receivable,

subject  to obtaining the consent of  GNMA as provided in Section

4.

        5.3   Effective Agreement.  The execution and performance

of this Agreement for Purchase by Seller, its compliance with the

terms   hereof   and   the  consummation  of   the   transactions

contemplated  (assuming  receipt  of  the  various  consents  and releases  required pursuant to this Agreement for Purchase)  will not  violate any material provisions of law applicable to  Seller and  do  not and will not conflict with any of the terms  of  its

Certificate   of  Limited  Partnership  or  Limited   Partnership

Agreement  or  any  other governing instrument  relating  to  the conduct  of  its business or the ownership of its properties,  or any other agreement to which Seller is a party.

        5.4   Compliance with Contracts and Regulations.   Seller

has  not  received any notice of material default from GNMA  with respect  to  Seller's obligations under the Servicing and  Seller has no knowledge of any non-compliance by it with applicable laws

and   regulations  which  will  cause  the  cancellation  of  the

Servicing,  FHA  insurance,  or  VA  guaranty.   Seller   is   in

compliance  with  Chapter 10-32 and 10-33 of HUD Handbook  4330.1

REV-5.

        5.5   Filing  of Reports.  Seller has filed  all  reports

required  by  GNMA with respect to the rights being  assigned  to

Purchaser hereunder, and it has complied with all federal,  state and  municipal  laws,  regulations and ordinances  affecting  the

Servicing and other rights being transferred hereunder.

        5.6  Title to the Servicing, Related Escrow Accounts  and

Accounts Receivable.  Seller is the lawful owner of the Servicing and  the  Accounts  Receivable as well as the fiduciary  for  the

Related   Escrow   Accounts  with  the   customary   rights   and

responsibilities  which  are  being  transferred,  assigned   and

delivered  to Purchaser hereunder, and such transfer,  assignment and  delivery pursuant to, and in accordance with, the terms  and conditions  of  this  Agreement for Purchase  will  transfer  and assign  to  Purchaser all right, title and interest therein  free and  clear of any and all claims, charges, defenses, offsets  and encumbrances  of  any  kind  or nature whatsoever  (after  giving effect  to  the  application  of the proceeds  of  the  Servicing

Purchase Price and otherwise subject to Section 10.21).

        5.7   Validity  of  Servicing.  Seller has  not  received

notice of any default by it under the Servicing, and, to Seller's knowledge, no other party thereto is in default thereunder.

      5.8  Mortgage Escrow Accounts.  All Related Escrow Accounts

required to be maintained by Seller are being maintained  on  the

Sale Date in accordance with applicable law and the terms of  the

Mortgages   and  the  Servicing  related  thereto,   and,   where

applicable,  in accordance with the regulations of the  GNMA  and other  governmental agencies having jurisdiction.  Except  as  to payments  which are past due under Mortgages, all escrow balances required  by the Mortgages and paid to Seller for the account  of the  mortgagors  and  investors  for  whom  Seller  is  servicing

Mortgages, are on deposit in the appropriate escrow accounts.

       5.9   Accounts  Receivable.  The Accounts  Receivable  are

valid and subsisting amounts owing to Seller, and are carried  on the  books  of  Seller at values determined  in  accordance  with generally accepted accounting principles, and are subject  to  no setoffs  or  claims of the account debtor arising  from  acts  or omissions of Seller.

       5.10   Litigation;  Compliance with  Laws.   There  is  no

litigation, proceeding or governmental investigation pending  or,

to  the knowledge of Seller, threatened, or any order, injunction or decree outstanding, against or relating to Seller that has not been  disclosed by Seller to Purchaser or its counsel in writing,

which could have a material adverse effect upon the Servicing and rights  being purchased by Purchaser hereunder, nor  does  Seller know  of  any  basis  for  any  such litigation,  proceeding,  or governmental  investigation, except for the  loans  described  in

Schedule I.

       5.11   Statements  Made.  No representation,  warranty  or

statement made by Seller in this Agreement for Purchase or in any document  referred  to  herein or in any schedule,  statement  or certificate  hereafter furnished pursuant to this  Agreement  for

Purchase or in connection with the transactions provided  for  in this  Agreement for Purchase, contains or will contain any untrue statement  of a material fact or omits or will omit  to  state  a material  fact necessary to make the statements contained  herein or  therein  not  misleading, except  to  the  extent  previously disclosed to Purchaser.

       5.12   Loans  by  Seller.   Any  and  all  Mortgages,  the

servicing of which is being assigned to Purchaser, were not  made and/or  consummated in violation of applicable federal and  state law  and  regulations as a result of which the  validity  of  the

Mortgages  or  the enforceability of the mortgagor's  obligations thereunder would be adversely affected.  As of the Sale Date, all

Mortgages will be scheduled to fully amortize on or before  their stated maturity date.

       5.13   No  Accrued  Liabilities.   There  are  no  accrued

liabilities   of  Seller  with  respect  to  the   Servicing   or

circumstances  under  which such accrued liabilities  will  arise against Seller, or Purchaser as successor to the servicing,  with

respect  to  occurrences  prior to the Sale  Date.   The  parties

acknowledge  that some termination or transfer  fees  payable  by

Seller  to GNMA may be outstanding on the date of Sale,  however,

Seller assumes full responsibility for any such fees.

       5.14  Premiums.  The required premiums for all loans  with mortgage insurance are being paid by the Mortgagor, not Seller.

       5.15   Pool Certification.  Upon transfer of the Servicing

Rights  to  Purchaser, all GNMA Pools will be in compliance  with all applicable Investor requirements and the securities backed by such Pools have been issued on uniform documents, promulgated  in the  GNMA  Seller  Service Guides 5000.1 and 5000.2  without  any material  deviation therefrom.  As of the Sale  Date,  all  pools relating  to  the  Mortgage loans shall be final  certified  when transferred to Purchaser, and when recertified by Seller and upon completion  and  delivery  of  the  assignments  contemplated  by

Section  2.5(d)  they  shall be eligible for  recertification  by

Purchaser's custodian.  Purchaser acknowledges that certain pools associated  with recent bulk acquisitions described  on  Schedule

5.15  may not be eligible for transfer as of the Cutoff Date  for

Transfer  due  to  the  pools not being  recertified  because  of

missing  prior  intervening  assignments.   Purchaser  agrees  to

accept  physical  transfer of the servicing responsibilities  for such  pools  on  the Transfer Date and subservice such  pools  on behalf  of  the Seller until such pools have been recertified  by

Seller  and  legal title can be transferred.  Purchaser  will  be entitled  to  all of the benefits associated with such  pools  as compensation  for  subservicing these pools,  as  well  as  being responsible  for  risks normally assumed  by  a  Purchaser  (i.e.

prepays,   foreclosure   expense,  interest   curtailments,   but

excluding such things as all problems related to Seller's failure to  recertify pools in a timely manner).  The Servicing  Purchase

Price  relating to such pools and the associated Servicing  shall be paid in accordance with Section 2.3(a).  Seller agrees to give

Purchaser  power  of  attorney to request documents  on  Seller's behalf  in  regard  to the pools that are in the  recertification

process.   Seller will be responsible for curing any deficiencies

that  must  be  cured  in  order for  Purchaser  to  obtain  such recertification  within sixty (60) calendar days  of  receipt  of written notice of such defect from Purchaser.  In the event  that said cure does not occur within 60 days, Seller will bear any and all reasonable out-of-pocket fees, costs, expenses, and/or losses associated  with  Seller's failure to fulfill  its  documentation delivery obligations, including but not limited to the reasonable out-of-pocket fees and costs incurred by Purchaser  for  document recreation  and/or  recordation and custodial and/or  other  bank charges.  Seller hereby agrees that with respect to any GNMA pool that  does  not  receive final certification  or  recertification prior  to  the  time frames specified by GNMA,  Seller  shall  be responsible for payments of any administrative sanctions  imposed by  GNMA,  including  but not limited to  costs  associated  with posting of letters of credit in the event that the pools are  not timely  certified or recertified as a result of Seller's  actions or inactions.

6.  WARRANTIES AND REPRESENTATIONS OF PURCHASER

      Purchaser warrants and represents to Seller as follows:

       6.1  Due Incorporation and Good Standing.  Purchaser is  a

corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

       6.2   Authority and Capacity.  Purchaser has all requisite

corporate  power,  authority  and capacity  to  enter  into  this

Agreement  for  Purchase  and, subject to appropriate  regulatory approval, to perform the obligations required of it hereunder.

      6.3  Effective Agreement.  The execution and performance of this Agreement for Purchase by Purchaser, its compliance with the

terms   hereof   and   the  consummation  of   the   transactions

contemplated  (assuming receipt of the various consents  required pursuant  to  this Agreement for Purchase) will not  violate  any provision of law applicable to it and will not conflict with  the terms  or provisions of its Certificate of Incorporation  or  By-

Laws,  or  any  other instrument relating to the conduct  of  its business or the ownership of its property, or any other Agreement to which Purchaser is a party.

        6.4   Statements  Made.  No representation,  warranty  or

statement made by Purchaser in this Agreement for Purchase or  in any document referred to herein or in any schedule, statement  or certificate  hereafter furnished pursuant to this  Agreement  for

Purchase  or  in connection with the transactions between  Seller and  Purchaser  provided  for  in this  Agreement  for  Purchase,

contains or will contain any untrue statement of a material  fact or  omits or will omit to state a material fact necessary to make the  statements contained herein or made in any document referred to herein not misleading.

       6.5  Compliance with Contracts and Regulations.  Purchaser is  in  good standing with GNMA.  Purchaser has not received  any notice  of material default from GNMA with respect to Purchaser's servicing obligations and Purchaser has no knowledge of any  non-

compliance by it with applicable laws and regulations which  will cause  the  cancellation  of the Purchaser's  status  as  a  GNMA

Seller/Servicer  or  an  FHA and VA approved  mortgagee  in  good standing.

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

        The  obligations  of Purchaser under this  Agreement  for

Purchase are subject to the satisfaction of each of the following conditions at or prior to the Sale Date (unless waived in writing by Purchaser):

        7.1  Correctness of Warranties and Representations.   The

warranties  and representations made by Seller in this  Agreement for  Purchase  are true and correct in all material respects  and shall continue to be true and correct in all material respects on the Sale Date.

        7.2   Compliance  with Conditions.   All  of  the  terms,

covenants and conditions of this Agreement for Purchase  required to  be  complied with and performed by Seller at or prior to  the

Sale Date shall have been duly complied with and performed.

        7.3  Opinion of Counsel for Seller.  Purchaser shall have

received  an  opinion  of  Lowenstein, Sandler,  Kohl,  Fisher  &

Boylan,   P.A.,  counsel  to  Seller  in  connection  with   this

transaction,  on the Sale Date, in form and substance  reasonably

satisfactory  to counsel to Purchaser, to the effect  that:   (i)

Seller  is a limited partnership duly organized, validly existing and  in  good  standing under the laws of the State of  Delaware,

(ii)  Seller  has all requisite partnership power, authority  and capacity to enter into this Agreement for Purchase and to perform the  obligations  required  of it hereunder,  in  particular  the corporate  power and authority to transfer all right,  title  and interest  in the Servicing, Related Escrow Accounts and  Accounts

Receivable  (subject to its receipt of the consents and  releases referred to herein), (iii) the execution and performance of  this

Agreement  for Purchase by Seller its compliance with  the  terms hereof  and  the  consummation of the  transactions  contemplated hereby, do not and will not conflict with any of the terms of its

Certificate   of  Limited  Partnership  or  Limited   Partnership

Agreement  or  any  other  governing instruments  known  to  such counsel,  (iv) this Agreement for Purchase has been duly executed by Seller and is a valid and legally binding obligation of Seller in  accordance with its terms, subject to bankruptcy,  insolvency

and   similar   laws  affecting  generally  the  enforcement   of

creditors' rights and subject to principles of equity, and (v) to the  knowledge  of such counsel, other than foreclosure  actions,

there  is no litigation, proceeding or governmental investigation existing,  pending,  or threatened, or any order,  injunction  or decree  outstanding,  against  or relating  to  Seller  which  is expected to have a material adverse effect upon the rights  being assigned to Purchaser hereunder after the Sale Date and which has not  been  disclosed by Seller to Purchaser  or  its  counsel  in writing.

        7.4  Corporate Resolution.  Purchaser shall have received

a  duly  executed Certificate of the Secretary of Seller reciting the  Board of Directors approval of the sale and authorizing  the officers to execute documents.  In addition, Purchaser shall have received  such certificates and resolutions of any  guarantor  of

Seller's obligations hereunder as may reasonably be requested  by counsel to Purchaser.

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

        The  obligations  of  Seller  under  this  Agreement  for

Purchase are subject, at Seller's option, to the satisfaction  at or prior to the Sale Date of each of the following conditions:

        8.1  Correctness of Warranties and Representations.   The

warranties  and  representations  made  by  Purchaser   in   this

Agreement  for  Purchase  are true and correct  in  all  material respects  and  shall  continue to be  true  and  correct  in  all material respects on the Sale Date.

        8.2   Compliance  with Conditions.   All  of  the  terms,

conditions and covenants of this Agreement for Purchase  required to be complied with and performed by Purchaser at or prior to the

Sale Date shall have been duly complied with and performed.

        8.3  Opinion of Counsel for Purchaser.  Seller shall have

received  an  opinion  of Robert V. Schrader,  Esq.,  counsel  to

Purchaser in connection with this transaction, on the Sale  Date,

in  form  and  substance reasonably satisfactory  to  counsel  to

Seller, to the effect that:  (i) Purchaser is a corporation  duly organized, validly existing and in good standing under  the  laws of  the  State  of  Delaware, (ii) Purchaser  has  all  requisite corporate  power,  authority  and capacity  to  enter  into  this

Agreement for Purchase and to perform the obligations required of it  hereunder,  (iii)  the  execution  and  performance  of  this

Agreement  for  Purchase by Purchaser, its  compliance  with  the

terms   hereof   and   the  consummation  of   the   transactions

contemplated hereby, do not and will not conflict with any of the terms  of its Certificate of Incorporation, By-Laws or any  other corporate governing instruments known to such counsel, (iv)  this

Agreement  for  Purchase has been duly executed by  Purchaser  in accordance with its terms, subject to bankruptcy, insolvency  and similar  laws  affecting generally the enforcement of  creditors'

rights and subject to principles of equity, and (v) after inquiry to  the knowledge of such counsel other than foreclosure actions,

there  is no litigation, proceeding or governmental investigation existing,  pending,  or threatened, or any order,  injunction  or decree  outstanding, against or relating to  Purchaser  which  is expected  to have a material adverse effect upon this transaction after the Sale Date and which has not been disclosed by Purchaser to Seller or its counsel in writing.

        8.4  Corporate Resolution.  Seller shall have received  a

duly executed Certificate of the Secretary reciting the Board  of

Directors  approval of the sale and authorizing the  officers  to execute documents.

9.  DELIVERY OF DOCUMENTS

       9.1  Reserved..

        9.2   Schedule  of  Servicing.  No later  than  five  (5)

business  days  after  the  Sale Date, Seller  shall  deliver  to

Purchaser a schedule reflecting the status of the mortgages as of the  close of business on Sale Date, and again no later than five

(5)  business  days  after the Cutoff Date for  Transfer,  Seller shall  deliver a schedule reflecting the status of the  mortgages as  of  the  close of business on the Cutoff Date  for  Transfer,

certified  as being true and correct, on behalf of Seller  by  an authorized  officer thereof, containing the following information with respect to each Mortgage being serviced by Seller under  the

Servicing being assigned on the Sale Date:  (i) loan number, (ii)

mortgagor's  name,  (iii)  address of  mortgaged  premises,  (iv)

principal  balance due and owing on the note,  (v)  the  interest rate provided in the note, (vi) next payment due date, (vii) type of  loan,  (viii) amount held in escrow for the  account  of  the mortgagor,  (ix)  monthly P & I installment, (x)  monthly  escrow installment.

       9.3  Reserved.

       9.4  Schedule of Loans in Default.  No later than five (5)

business  days after the Cutoff Date for Transfer,  Seller  shall deliver  to  Purchaser a schedule reflecting the  status  of  the mortgages  as  of  the close of business on the Cutoff  Date  for

Transfer,  certified  as being true and  correct,  on  behalf  of

Seller  by  an authorized officer thereof, listing all  Mortgages that  were two (2) or more payments past due as of the Sale  Date and indicating the status of such Mortgages as of the Cutoff Date

for  Transfer.   Any loans which enter bankruptcy or  foreclosure

after  Sale  Date, and on or before the Cutoff Date for  Transfer shall be added to the schedule of loans in default.

        9.5   Schedule  of Delivery of Escrow and  Principal  and

Interest  Accounts.  No later than five (5) business  days  after the Cutoff Date for Transfer, Seller shall deliver to Purchaser a trial  schedule  dated as of the Cutoff Date for  Transfer  which shall  be  certified as being true and correct by  an  authorized officer  thereof,  setting forth the Accounts  Receivable  (other than Principal and Interest Accounts Receivable) relating to  the

Servicing  being  assigned.  On or before  the  Transfer  Payment

Date,  Seller  shall wire to the Purchaser all tax and  insurance escrow  balances  as  well as all other non-P&I  escrow  balances

(including interest on escrow amounts through the Sale Date), net of  the  Accounts  Receivable in accordance with Section  2.3(c))

with the exception of the Principal and Interest balances.

        On  or before November 11, 1996, Seller shall deliver  to

Purchaser  a  trial  schedule dated as of  the  Cutoff  Date  for

Transfer,  which shall be certified as being true and correct  on behalf of Seller by an authorized officer thereof, setting  forth the  Principal and Interest Accounts Receivable relating  to  the

Servicing  being assigned.  At least one (1) business day  before the  GNMA remittance date, Purchaser shall remit sufficient funds

(that  is,  fund net of Principal and Interest balances collected by  Seller on or prior to the Cutoff Date for Transfer) to Seller so  that  Seller will be able to pay the GNMA remittance for  the

Servicing being assigned and in accordance with the terms of  the

Interim  Servicing Agreement.  The Purchaser's  remittance  shall include all Principal and Interest Advances due Seller.

           9.6   Documentation to be Delivered.  Within five  (5)

business  days after the Cutoff Date for Transfer, Seller  shall,

at  its  expense,  deliver to Purchaser complete servicing  files

(which may be in the form of the conversion tape) containing  all documents  on  each  Mortgage  covered  by  the  Servicing  being

assigned   hereunder,   including   all   necessary   and   usual

documentation,  and  also  including,  without  limitation,  with respect to each mortgage loan, ledger history, tax records, flood

and   hazard   insurance  policy  information   and/or   records,

collection  records  and  property address  listing,  letters  to hazard insurance carrier changing insurance endorsements to  read in  favor of Purchaser (which may be on fiche), all reports  made to  GNMA  with  respect to the Mortgages within the  three  month period  prior to the Transfer Date (which may be on  fiche),  and such  other  necessary  and  customary  servicing  documents  and information as Purchaser shall reasonably request pursuant to the

Transfer   Instructions.   With  respect  to  flood  and   hazard

insurance policies, Seller agrees to secure adequate evidence  of insurance in accordance with the Transfer Instructions and Seller shall  pay  Purchaser  $45,000 (which shall  be  paid  by  offset against  the  portion of the Purchase Price due on  the  Transfer

Payment  Date) to permit Purchaser to perform a flood audit  with respect to the Mortgages.

        9.7   Reconciliation.   Seller  shall,  within  five  (5)

business days after the Cutoff Date for Transfer, reconcile  pool principal  balances  to security balances outstanding,  principal and  interest  cash  balances to minimum cash  requirements,  and shall  adequately  explain differences to meet  GNMA's  balancing

requirements  for  collateral and  minimum  cash.   Any  monetary

adjustments  necessary to bring all balances into agreement  will be  transferred  between  Seller and  Purchaser  as  appropriate.

(This  includes monetary adjustments resulting from any  type  of pool  or  loan  level  deficiency or  discrepancy  for  new  loan originations unavailable for verification  during Purchaser's due

diligence  examination  prior to the Sale  Date).   In  addition,

Seller shall explain and document all pass through rates, service fees and payment schedules prior to the Cutoff Date for Transfer.

      9.8  Assignments.

       9.8.1   Transfer of Mortgage Escrow Accounts.  Subject  to

the  provisions  of  Sections 2.3(c) and  9.5,  on  the  Transfer

Payment  Date, Seller shall transfer the Mortgage Escrow  Account balances  related to the Servicing Rights and Accounts Receivable transferred  on  such  date to accounts in  Purchaser's  name  as custodian  or trustee, in one (1) or more depository institutions identified by Purchaser and acceptable to GNMA.

       9.8.2   Assignment  of  Servicing Rights.   On  each  GNMA

Transfer  Date, Seller shall assign to Purchaser with respect  to the  Servicing Rights being transferred on the date in  question,

all  remaining  right, title and interest in and to  the  related

Servicing  Agreements and the related Advances, Pools,  Note  and

Mortgages, and other instruments related to the Advances,  Pools,

Notes and Mortgages as required by GNMA.

       9.8.3   Assignments Recorded As Required.  Seller, at  its

sole  expense,  shall prepare all endorsements in  blank  to  the applicable  Mortgage  Notes  and assignments  of  the  applicable

Mortgages as contemplated by Section 2.5(d) and shall forward for recording to the appropriate state or local recording offices (i)

at  least  75%  of  the assignments within  60  days  after  each applicable GNMA Transfer Date and (ii) substantially all  of  the assignments  within 75 days after each applicable  GNMA  Transfer

Date.   Seller shall provide to Purchaser copies of such executed

Mortgage   assignments,  and  Seller  shall  certify  that   each

assignment  for  each Mortgage has been submitted for  recording.

Seller  shall  forward  to  Purchaser  each  recorded  assignment promptly  upon  Seller's  receipt of  such  recorded  assignment.

Purchaser  shall  have the option at its sole expense  to  review assignments prior to recording, so long as such review  does  not delay the recertification process.

10.  MISCELLANEOUS

       10.1   Conduct of Seller's Business.  From and  after  the

date  of this Agreement for Purchase until the Sale Date,  Seller covenants  and  agrees that it will keep the  Servicing  in  full force and effect.

      10.2  Rebate of Servicing Purchase Price

             (a)   In  the event GNMA demands a repurchase  of  a

      Mortgage  at any time due to any event or circumstance  for which  Purchaser is indemnified against under Section 10.3,

      and  Seller  is  unable  to cure any  such  defect  in  the

      Mortgage  within  the cure period permitted  by  GNMA,  the

      Purchaser  shall be entitled to an immediate repurchase  of the  Mortgage.  Purchaser shall provide Seller with  prompt written notice of any repurchase demand received from GNMA.

      If  a  repurchase is required, the loan must be repurchased by Seller at the Repurchase Price (as defined in Section 4)

      plus  the  cost  of  repurchasing  the  loan  out  of   the

      applicable pool plus all of Purchaser's reasonable  out-of-

      pocket  expenses  resulting  from  the  repurchase  of  the

      Mortgage.   Immediately  upon repurchase,  Purchaser  shall

      reconvey  the loan (and all related files and escrows,  net of advances) to Seller.

             (b)  If any of the bankruptcies that are current  at

      the  Sale Date (as identified on Schedule 10.2(b)) are  not current  six  (6) months after the Sale Date, Seller  shall refund  the  Servicing  Purchase  Price  of  the  loans  to

      Purchaser within two (2) business days plus interest at the floating rate equal to the Fed Funds rate from Sale Date to the  date payment is received.  From and after the Transfer

      Date,  Purchaser shall service all such loans in accordance with  customary  servicing procedures  and  with  the  same standard and diligence as it does for its other GNMA  loans that are In Bankruptcy.

      10.3  Indemnification.

              (a)   Seller  shall  indemnify  and  hold  harmless

      Purchaser,  and will promptly reimburse Purchaser  for  any losses,  damages, deficiencies or reasonable  out-of-pocket expenses  of  any  nature (including reasonable  attorney's fees)  incurred  by  Purchaser after the  Sale  Date  which result from occurrences prior to Sale Date:

              (i)   Resulting from any material misrepresentation

            made by Seller in this Agreement for Purchase, or  in

            any  schedule, statement, certificate, or information

            furnished pursuant to this Agreement for Purchase; or

              (ii)   Resulting  from any breach  of  warranty  by

            Seller,  or  the  nonfulfillment of any  covenant  of

            Seller  contained in this Agreement for Purchase,  or

            in  any  schedule, statement or certificate furnished

            pursuant to this Agreement for Purchase;

             (iii)  Resulting from any defects existing as of the

            Sale   Date  (including  those  defects  subsequently

            discovered  by  either Purchaser,  or  GNMA)  in  any

            Mortgage,  including but not limited to,  missing  or

            inadequate  documentation, typographical  errors  and

            misspellings and substandard loan underwriting  which

            cause  GNMA to require repurchase of a loan or result

            in  a denial of foreclosure reimbursements by FHA  or

            VA;

              (iv)   Resulting from errors of Seller in servicing

            the   Mortgages  (including,  but  not  limited   to,

            misquoted  payoffs,  misapplied  payments,  incorrect

            servicing sale transfer information, failure to  file

            timely  notice of default and improperly or  untimely

            securing of vacant property) prior to the Sale  Date,

            or  as a result of Seller's negligence or malfeasance

            thereafter;

              (v)   Resulting  from  any  casualty  damage  to  a

            mortgaged  property (including, but not  limited  to,

            earthquake or flood damage) existing as of  the  Sale

            Date, which damage is not covered by insurance; and

              (vi)  Without limiting any other indemnity provided

            hereunder,  resulting from the  Seller's  failure  to

            deliver  a servicing file for any Mortgage; provided,

            that  Purchaser shall provide Seller with a  schedule

            of  all missing servicing files within 90 days  after

            the Transfer Date.

            (b)  For a period of two (2) years following the Sale

      Date,  Seller shall indemnify and hold harmless  Purchaser,

      and  will  promptly  reimburse Purchaser  for  any  amounts

      representing   reasonable  out-of-pocket  expenses   and/or

      losses,  including but not limited to, principal, interest,

      reasonable  attorneys' fees, and court costs  and  interest incurred  by  Purchaser  in connection  with  any  Mortgage listed  on  Schedule  10.3(b) which  is  two  (2)  or  more payments  past  due  on the Sale Date (and  unpaid  by  the

      Mortgagor),  net  of any such amounts  which  are  paid  to

      Purchaser in respect of such Mortgage by any other  person,

      including  the Mortgagor, FHA or VA, and net of the  $1,500 administrative  fee  paid by Seller under  Section  2.1(c).

      From  and after the Transfer Date, Purchaser shall  service

      all   such  delinquent  loans  (including  prosecution   of

      foreclosure   proceedings  and   bankruptcy   actions   and

      administration  of  FHA and VA claims) in  accordance  with customary  servicing procedures and with the same  standard and  diligence as it does for the other delinquent FHA  and

      VA loans in its portfolio.

             (c)   For  a period of two (2) years from  the  Sale

      Date,  Seller agrees to indemnify Purchaser from  any  buy-

      down  amount  associated with any VA loan with  respect  to which Purchaser or Seller is notified by the VA that the VA

      will   not  specify  an  amount  to  be  credited  to   the

      indebtedness  incident  to  the  foreclosure  sale  of  the mortgaged property relating to such VA loan.  Purchaser and

      Seller  agree to elect the Buydown option for  the  2  year period following the Sale Date.

              (d)   Seller  shall  indemnify  and  hold  harmless

      Purchaser,  and will promptly reimburse Purchaser  for  any

      losses,    damages,    reasonable   out-of-pocket    costs,

      deficiencies, or reasonable out-of-pocket expenses  of  any nature  (including reasonable attorneys' fees) incurred  by

      Purchaser after the Sale Date by reason of Purchaser  being added  as  defendant  in  any of the  cases  referenced  in

      Schedule I.

             (e)  Except for Mortgages fraudulently originated or

      referenced  in  Sections 10.3(a)(vi),  10.3  (b)  and  (c),

      Purchaser's right to indemnification from Seller  hereunder shall  expire  seventy-two (72) months from and  after  the

      Transfer  Date.   If,  prior  to  the  expiration  of   the

      applicable  seventy-two (72) month  period,  Purchaser  has notified (as hereinafter provided) Seller in writing of any fact,  claim  or litigation giving rise to any of  Seller's obligations  under  this  Section  10.3,  Seller  shall  be

      responsible  until  the  matter  is  completely   resolved.

      Purchaser's  right  to indemnification  from  Seller  under

      Section  10.3(a)(vi) shall survive for the life of each  of the Mortgages referenced on the schedule to be delivered in accordance with Section 10.3(a)(vi).

      For    the   first   twenty-four   (24)   months   of   the

      indemnification   period,  Purchaser   shall   retain   the

      declining Indemnity Holdback referred to in Section 2.3(a).

      If,  prior  to the expiration of the applicable twenty-four

      (24)  month  period, Purchaser has notified (as hereinafter

      provided)  Seller  in  writing  of  any  fact,   claim   or

      litigation  giving rise to any of Seller's  indemnification obligation  under  this Section 10.3,  the  amount  of  the retained  funds  payable by Purchaser to  Seller  shall  be reduced  by  such  amounts  as  are  necessary  to  satisfy

      Seller's  indemnification  obligations  under  the  Section

      10.3.   If at any time the funds retained by Purchaser  are

      not  sufficient  to  satisfy  the  indemnified  claims  and

      expenses  incurred  by  Purchaser,  which  are  proven   or

      justified,   Seller  shall  promptly  pay   the   necessary

      additional   funds   to   Purchaser.    Upon   the    final

      determination of all such indemnified matters, the  balance of  the  retained funds held by Purchaser shall be paid  to

      Seller together with interest as provided below.  One  year after the Transfer Date, Purchaser shall pay to Seller one-

      half (1/2) of all sums retained (together with interest  as provided  below) in accordance herewith and not subject  to an  indemnification  claim as the result  of  notices  from

      Purchaser  to  Seller  of  any fact,  claim  or  litigation forming  the  basis  for  any of  Seller's  indemnification obligations under this Section 10.3.  Purchaser  shall  pay to  Seller  the balance of all sums retained in  accordance herewith (together with interest as provided below) and not subject  to  an  indemnification claim  as  the  result  of notices made in good faith from Purchaser to Seller of  any fact,  claim  or litigation forming the basis  for  any  of

      Seller's  indemnification obligations  under  this  Section

      10.3.   However,  Seller shall continue  to  be  liable  in

      accordance  with the provisions hereof for the  seventy-two

      (72)  month  indemnification  period  notwithstanding   the

      release  of  all or a portion of the Indemnity Holdback  at the  expiration  of  the  twenty-four  (24)  month  period.

      Notwithstanding the foregoing, Seller shall only be  liable to  Purchaser,  and  the Indemnity  Holdback  may  only  be

      reduced,   for  amounts  that  are  actually  incurred   by

      Purchaser  and  are  indemnified against  by  Seller  under

      Sections  10.3(a), (b), (c) and (d).  All payments  of  the

      Indemnity  Holdback or portions thereof released to  Seller hereunder  shall be accompanied by interest on  the  amount released  at a floating rate of interest equal to  the  Fed

      Funds  Rate from the Sale Date to the date such payment  is made.

             (f)   Purchaser  shall indemnify and  hold  harmless

      Seller,  and will promptly reimburse Seller for any losses,

      damages,  deficiencies or reasonable out-of-pocket expenses

      of   any  nature  (including  reasonable  attorney's  fees)

      incurred  by  Seller after the Sale Date which result  from occurrences after the Sale Date:

              (i)   Resulting from any material misrepresentation

            made by Purchaser in this Agreement for Purchase,  or

            in   any   schedule,   statement,   certificate,   or

            information furnished pursuant to this Agreement  for

            Purchase; or

              (ii)   Resulting  from any breach  of  warranty  by

            Purchaser,  or the nonfulfillment of any covenant  of

            Purchaser  contained in this Agreement for  Purchase,

            or   in   any   schedule,  statement  or  certificate

            furnished pursuant to this Agreement for Purchase;

               (iii)   Resulting  from  errors  of  Purchaser  in

            servicing  or subservicing the Mortgages  (including,

            but  not  limited  to, misquoted payoffs,  misapplied

            payments,    incorrect   servicing   sale    transfer

            information,  failure  to  file  timely   notice   of

            default) or remitting funds to investors on or  after

            the  Transfer  Date,  or as a result  of  Purchaser's

            negligence or malfeasance thereafter;

              (iv) Resulting from any actions taken by Seller  at

            Purchaser's  direction during the  Interim  Servicing

            period.

             (g)   In  the  case of any claim for indemnification

      arising hereunder, the party claiming indemnification  (the

      "indemnified  party") shall give prompt written  notice  to the  party  liable  for indemnification (the  "indemnifying party")  within ten (10) days of the date the same  becomes known  to the indemnified party (provided, that the failure of  the  indemnified party to give such  notice  shall  not relieve the indemnifying party of its obligations hereunder unless,  and only to the extent, such failure deprives  the indemnifying  party  of  the right to  contest  any  claim,

      increases the amount of such claim, or decreases the amount of the claim that could have been avoided had proper notice been  given).  If the indemnified claim is based on a claim or  demand brought by a third party, the indemnifying party shall  have  the right to defend and to direct the  defense against  any such claim or demand, in its name  or  in  the name  of the indemnified party, as the case may be, at  the

      expense   of  the  indemnifying  party,  and  with  counsel

      selected  by the indemnifying party and acceptable  to  the

      indemnified  party.   Notwithstanding  anything   in   this

      Agreement to the contrary, the indemnified party shall,  at the  expense of the indemnifying party, cooperate with  the indemnifying party, and keep the indemnifying  party  fully

      informed,  in  the defense of such claim  or  demand.   The

      indemnified  party shall have the right to  participate  in the defense of any claim or demand with counsel employed at its  own  expense.  The indemnifying party  shall  have  no indemnification obligations with respect to any such  claim or  demand which shall be settled by the indemnified  party without  the  prior  written consent  of  the  indemnifying party, which consent shall not be unreasonably withheld  or delayed.  Notwithstanding the preceding sentence, Purchaser shall  have the exclusive right, absent fraud or bad faith,

      to settle any claim for less than $5,000 from the Indemnity

      Holdback;  provided that all claims so settled by Purchaser shall not exceed $20,000 in the aggregate.

        10.4   Undertakings  to  Obtain  Consents.   Seller   and

Purchaser shall each use all reasonable efforts in good faith  to obtain  all  requisite  consents and to take  all  other  actions required  in  order  to consummate the transactions  contemplated herein.

       10.5   Notification  of  Mortgagors,  Taxing  Authorities,

Insurance  Companies, GNMA  Prior to the date of  termination  of the  Interim Servicing Agreement provided for in Section  2.4(b),

Seller  shall,  at its expense, transmit to the mortgagors  whose

Mortgages are being serviced pursuant to Servicing, the requisite taxing authorities, insurance companies and/or agents, GNMA,  and the  banks  at which escrow deposits are maintained, notification of  the  assignment  of the Servicing and of the  Related  Escrow

Accounts and Accounts Receivable and instructions to deliver  all payments,  notices,  tax bills, insurance statements  and  escrow account  statements, as the case may be, to  Purchaser  from  and after such date.

       10.6   Supplementary Information.  From time to time prior

to the Sale Date, Seller shall furnish Purchaser such information supplementary  to the information contained in the documents  and schedules  delivered  pursuant hereto and file  such  reports  as

Purchaser may reasonably request.

      10.7   Further Assurances.  Seller and Purchaser will each,

at  the  request  of  the other, take such  further  actions  and execute and deliver to each other all such other instruments that either  may reasonably request in order to perfect the  transfer,

assignment  and  delivery  to  Purchaser  of  the  rights  to  be transferred, assigned and delivered and the consummation  of  the agreements hereunder.

     10.8  Access to Information.  Seller shall give to Purchaser

and   its   counsel,   accountants  and  other   representatives,

reasonable  access during normal business hours  upon  reasonable prior  notice throughout the period prior to the Sale, to all  of

Seller's  files, books and records relating to the  rights  being transferred, assigned and delivered to Purchaser pursuant hereto.

If  the  transactions contemplated by this Agreement for Purchase are  not  consummated,  Purchaser  and  its  representatives  and

affiliates   shall  treat  all  information  obtained   in   such

investigation,   not   otherwise  in  the   public   domain,   as

confidential.   Purchaser shall give to Seller and  its  counsel,

accountants  and other representatives, reasonable access  during normal  business hours upon reasonable prior notice,  to  all  of

Purchaser's  files, books and records relating to the  collection of  Accounts  Receivable  as described  in  Section  1.1  and  in connection with all matters pertaining to any claim of  Purchaser for  indemnification  by Seller under Section  10.3  hereof  and,

during  the  period that Purchaser is subservicing the  Mortgages

(or thereafter in connection with any investor or agency audit or investigation)  access  to  all of Purchaser's  servicing  files,

books  and  records  relating to the  rights  being  transferred,

assigned and delivered to Purchaser hereunder.  This right  shall expire  six (6) years from the Sale Date, except with respect  to any outstanding unresolved claims as of that date.

     10.9  Broker's Fees.  Any fee or commission in the nature of a  finder's or originator's fee due to Bayview Financial  Trading

Group, Inc. ("Bayview") arising out of or in connection with  the subject  matter of this Agreement for Purchase shall be  paid  by

Seller.  Purchaser and Seller each represent to the other that no broker  or finder, other than Bayview, was involved in any aspect of this transaction.

      10.10   Survival  of Warranties and Representations.   Each

party  hereto  covenants  and  agrees  that  its  warranties  and representations  in  this  Agreement for  Purchase,  and  in  any document  delivered  or  to be delivered pursuant  hereto,  shall survive  the Sale Date, but shall not be deemed to be  continuing representations or warranties.

      10.11   Form of Payment to be Made.  All payments  to  be

made  to  Seller hereunder by Purchaser shall be made  by  wire transfer  in  immediately available funds  in  accordance  with

Section 10.21 below.

      10.12  Notices.  All notices, requests, demands and other

communications  which  are required or permitted  to  be  given under this Agreement for Purchase shall be in writing and shall be  deemed to have been duly given upon the delivery or mailing thereof,  as  the case may be, sent by registered or  certified mail, return receipt requested, postage prepaid or by overnight delivery service with receipt.


            (a)  If to Purchaser, to:

                                             Mr.   Eugene    J.
                 Lavigne, Vice President
                 Source One Mortgage Services Corporation
                 27555 Farmington Road
                 Farmington Hills, MI   48334

                 With a copy to:

                 Robert V. Schrader, Esq.
                                           Source  One Mortgage
                 Services Corporation
                 27555 Farmington Road
                 Farmington Hills, MI   48334


            (b)  If to Seller, to:

               Harbourton Mortgage Co., L.P.
               2530 South Parker Road
               Suite 500
               Aurora, CO 80014-1630
               Attention: President

                 With a copy to:

     Harbourton Mortgage Co., L.P.
     601 Fifth Avenue
     Scottsbluff, NE 69361
     Attention: Executive Vice President,
                     Servicing Administration

or  to  such  other  address as Purchaser or  Seller  shall  have specified in writing to the other.

      10.13  Waivers.  Either Purchaser or Seller may, by written notice to the other:

             (a)   Extend the time for the performance of any  of

the obligations or other transactions of the other;

              (b)   Waive  compliance  with  any  of  the  terms,

conditions or covenants required to be complied with by the other hereunder; and

             (c)   Waive  or  modify performance of  any  of  the

obligations  of  the  other hereunder. The waiver  of  any  party hereto  or  a  breach  of any provisions of  this  Agreement  for

Purchase  shall not operate or be construed as a  waiver  of  any other or subsequent breach.

      10.14   Entire  Agreement.   This  Agreement  for  Purchase

constitutes the entire Agreement for Purchase between the parties with respect to the subject matter hereof.

      10.15   Binding  Effect; Assignment.   This  Agreement  for

Purchase  shall inure to the benefit of and be binding  upon  the parties  hereto and their successors and assigns.  This Agreement

(including  the right to indemnification hereunder)  may  not  be assigned  by  either party to any person or entity other  than  a transferee of all or substantially all of the servicing rights of such  party without the prior written consent of the other party,

which  consent  shall  not unreasonably be withheld  or  delayed;

provided  that  once  Purchaser has made payment  of  the  entire

purchase   price   payable  hereunder   (except   for   holdbacks

aggregating  $1,000,000  or  less),  Purchaser  may  assign  this

Agreement   without   Seller's  consent.   Notwithstanding   such

assignment, the original party hereto shall remain liable for all

of  the  obligations of such party hereunder.   Nothing  in  this

Agreement for Purchase, express or implied, is intended to confer on  any person other than the parties hereto and their successors and assigns, any rights, obligations, remedies or liabilities.

     10.16  Headings.  Headings of the sections in this Agreement for  Purchase  are for reference purposes only and shall  not  be deemed to have any substantive effect.

      10.17  Applicable Laws.  This Agreement for Purchase  shall be  governed by and construed in accordance with the laws of  the

State of Michigan.

     10.18  Transfer Instructions.  Seller agrees to abide by all

terms   and   conditions  of  Purchaser's  transfer  instructions

(Appendix  III which is incorporated herein by reference)  to  be mutually  agreed  upon by the parties.  If Purchaser  finds  that

Seller has not followed the transfer instructions in any material respect  after  the servicing has been transferred  to  Purchaser

(and  Purchaser  has not waived the applicable portions  of  such instructions),  Seller agrees to pay Purchaser for  any  and  all

reasonable   out-of-pocket  losses  and/or  costs   incurred   by

Purchaser as a result of Seller's failure to follow such transfer

instructions.   In  the  event of any inconsistency  between  the

provisions of this Agreement and the provisions of the bid letter

(Appendix  II) or the Transfer Instructions (Appendix  III),  the

provisions of this Agreement shall control.

    10.19  Solicitation of Mortgage Loans.  After the Sale  Date,

neither  Seller  nor any affiliate of Seller  shall,  during  the remaining  term of any of the Mortgage Loans, take any action  to personally,  by  telephone,  by mail or  otherwise,  solicit  the prepayment of the Mortgage Loans by the mortgagors, in  whole  or in  part,  or  solicit the Mortgage Loans for any other  purpose,

without  the  prior  written consent and approval  of  Purchaser.

Nothing  in  this  Section 10.19 shall prohibit Seller  from  (i)

taking  applications from those mortgagors who initiate refinance action  on their own or (ii) from engaging in a program generally to encourage or recommend loan prepayments respecting other loans owned  and/or  serviced by Seller so long  as  notices  or  other program  material  are  not  addressed  to  borrowers  under  the

Mortgages  or  (iii)  from making a general solicitation  to  the public,  so long as such solicitation is not based on information concerning the Mortgages being transferred hereunder.

   10.20  Subservice Agreements.

           (a)  Seller shall subservice (pursuant to the terms of

   a  mutually agreeable Subservicing Agreement to be executed by the  parties),  and  shall not physically transfer  the  Texas

   Veterans  Land Board Loans.  The FHA/VA portion  of  the  loan shall  be  subserviced for $7.00 per month.  All  service  fee income and all ancillary income except for float income  shall be  for  the benefit of Purchaser.  Float income shall be  for the  benefit of Seller.  The "piggyback" portion of  the  loan shall  not be paid for nor shall a subservicing fee  be  paid.

   All economic benefits of the "piggyback" loan shall be for the benefit of Seller.

           (b)  Purchaser shall subservice (pursuant to the terms

   of  a mutually agreeable Subservicing Agreement to be executed by  the  parties  and  separate from the Agreement  referenced above in Section 10.20(a)) the Mortgages referenced in Section

   5.15.

    10.21  Seller's Lender.  The parties agree that prior to  the

Purchaser's payment of the 20% portion of the Servicing  Purchase

Price  due  on  the third business day following the  Purchaser's receipt  of the Downpayment Report required in Section 2.2  above and the applicable certified schedules referred to in Section 9.2

above,   Purchaser   shall  have  received  evidence   reasonably

satisfactory  to  Purchaser's counsel that  First  Bank  National

Association  ("First  Bank"),  as holder  of  the  sole  security interest in the Servicing, shall have executed documents in  form and  substance  reasonably satisfactory  to  Purchaser's  counsel releasing  its security interest in the Servicing, which  release documents  shall be held in escrow on such date  by  First  Trust

National  Association,  pursuant to an  Escrow  Agreement  to  be entered into among Purchaser, Seller, First Bank and First  Trust

National  Association, and which release shall be  effective  and released from escrow upon payment of the portion of the Servicing

Purchase  Price  due  and payable on the Transfer  Payment  Date.

Notwithstanding  the foregoing, Purchaser and Seller  acknowledge that First Bank has a security interest in this Agreement and the proceeds  hereof, including the Servicing Purchase  Price  to  be paid hereunder.

           In  order to induce First Bank to execute and  deliver

the  releases set forth above, Seller hereby irrevocably  directs

Purchaser  to  make all payments of the Servicing Purchase  Price that  are payable on or before the effective date of First Bank's release  of  its  security  interest in  the  Servicing  by  wire transfer to the following account:


          First Bank, National Association
          Minneapolis, MN
          ABA #0910-0002-2
          Credit: Harbourton Mortgage Co., L.P.--Collateral
          Account
          Account #1902-7206-3180
          Ref: Source One Sale
First  Bank  is  a third party beneficiary of the  above  payment instructions,  which  may  not be changed  without  First  Bank's written  consent.  All other payments to be made by Purchaser  to

Seller  hereunder shall be made by wire transfer to  any  account designated by Seller in writing.

    10.22   Counterparts.   This Agreement  may  be  executed  in

counterparts,  each  of  which, when so executed  and  delivered,

shall  be  deemed  to  be an original and  all  of  which,  taken together, shall constitute one and the same agreement.



      IN WITNESS WHEREOF, each of the undersigned parties to this

Agreement for Purchase has caused this Agreement for Purchase  to be  duly  executed  in its corporate name  by  one  of  its  duly authorized officers, all as of the date first above written.



ATTEST:                       SOURCE ONE MORTGAGE SERVICES
                              CORPORATION,
                              a Delaware corporation,


By:__________________________ By:____________________________
__                                 Name:  Eugene J. Lavigne
     Name:                         Title:    Vice President
     Title:

                              HARBOURTON MORTGAGE CO., L.P.,
                              a Delaware limited partnership

                              By: Harbourton Funding
                              Corporation,
                                   a Delaware corporation,
                                     its general partner


By:__________________________
__                            By:___________________________
     Name:                         Name:  Rick W. Skogg
     Title:                        Title:    President



                       INDEX TO SCHEDULES



Appendix I     Summary of Mortgage Loans

Appendix II    Bid Letter

Appendix III   Transfer Instructions

                (including  required contents of Servicing  Files

and

                Custodial Files)



Schedule I     Litigation Loans

Schedule  2.1(a)                    Loans  with  Payoff  Requests

Pending at Sale Date

Schedule 5.15  Uncertified Pools

Schedule  10.2(b)                   Loans In Bankruptcy  but  not

Past Due at Sale Date

Schedule 10.3(b)                  Loans Two or More Payments Past

Due at Sale Date



                            APPENDIX I







The  following is a summary description of Mortgages which  are covered  by  the  Servicing assigned under this  Agreement  for

Purchase.